                              Registration No. 33-
                                                   -----------------------------

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                          THE COLUMBIA GAS SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                        13-1594808
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               20 Montchanin Road
                           Wilmington, Delaware 19807
                                 (302) 429-5000

    (Address, including zip code and telephone number, including area code, of registrant's principal executive office)

                          The Columbia Gas System, Inc.
                            Long-Term Incentive Plan
                            (full title of the plan)

                      ------------------------------------
                            L. J. BAINTER, TREASURER
                          THE COLUMBIA GAS SYSTEM, INC.
                               20 Montchanin Road
                           Wilmington, Delaware 19807
                                 (302) 429-5597
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------



====================================================================================
                           CALCULATION OF REGISTRATION FEE
====================================================================================
   Title of each                        Proposed        Proposed         Amount of
class of securities    Amount to        maximum         maximum         registration
  to be registered        be            offering        aggregate           fee
                       registered       pricing         offering
                                      per share(1)      price(1)
- ------------------------------------------------------------------------------------
Common Stock,          3,000,000        $48.4375       $145,312,500      $50,107.76
$10 par value           Shares
====================================================================================

(1) Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices of the Common Stock as reported for the New York Stock Exchange Corporate Transaction on May 14, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

          The Columbia Gas System, Inc. (the "Company") hereby files this Registration Statement on Form S-8 to register 3 million shares of its Common Stock, $10.00 par value, for issuance to participants in The Columbia Gas System, Inc. Long-Term Incentive Plan. The Company will deliver or cause to be delivered to each participant of the Plan covered by this Registration Statement, the Prospectus relating thereto. A copy of the Plan is filed as
Exhibit 99 to this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          The Company will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in the Prospectus and such Registration Statement other than exhibits to such information if such exhibits are not themselves incorporated by reference in such information. Such requests should be directed to The Columbia Gas System, Inc., Attention: Vice President - Finance and Investor Relations, 20 Montchanin Road, Wilmington, DE 19807 - telephone (302) 429-5331 or (302) 429-5332.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the U. S. Securities and Exchange Commission ("SEC") are incorporated in and made part of this Registration Statement by reference, except to the extent


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
that any statement or information therein is modified, superseded or replaced by information contained in any subsequently filed document incorporated herein by reference:

(a)  The Company's Annual Report on Form 10-K for the year ended December 31,
     1995;

(b) Quarterly report of the Company on Form 10-Q for the period ended March 31, 1996.

(c)  The Company's current report on Form 8-K, dated April 12, 1996.

(d) The description of Columbia Common Stock is contained in the Company's Registration Statement on Form S-3 (File No. 33-64555), as amended, which was declared effective by the Commission on March 11, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which are filed prior to the filing of a post-effective amendment which indicates that all the shares of Common Stock of the Company have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Common Stock of the Company offered pursuant to the Plan is a class of securities registered under
Section 12 of the Exchange Act.




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
ITEM 4. DESCRIPTION OF COMMON STOCK.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation law, the law of the state of incorporation of the Company, confers broad powers upon Delaware corporations with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers and certain other persons serving at the request of the Company to the fullest extent permitted by Delaware law and to advance litigation expenses and to maintain director and officer liability insurance. Directors and officers liability insurance has been purchased for all of the Company's directors and officers, plus directors and officers of subsidiary companies. Subject to policy terms and conditions, this insurance indemnifies individual directors and officers for related costs, damage or charges, including litigation expenditures, incurred as a result of actual or alleged wrongful acts. The coverage also reimburses the Company and its subsidiary companies for amounts paid by them to indemnify covered directors and officers.


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
     The Certificate of Incorporation also contains a provision that eliminates the personal liability of the Company's directors to the Company for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8

          Exhibits

               4-A -The Columbia Gas System, Inc. Restated Certificate of Incorporation dated as of November 28, 1995.

               4-B -Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-C -First Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-D -Second Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-E -Third Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-F -Fourth Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-G -Fifth Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-H -Sixth Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               4-I -Seventh Supplemental Indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, Trustee.

               5 -Opinion of Mark A. Cleaves with respect to the legality of the Common Stock to be issued pursuant to the Plan.

               23-A -Written consent of Arthur Andersen LLP, independent public accountants, dated May 16, 1996, to the incorporation by reference of their report which is included, or incorporated by reference, in the Company's 1995 Annual Report on Form 10-K.

               23-B -Letter report, dated January 29, 1996 and the written consent to the filing and use of information contained in such letter report in Reports and Registration Statement filed during 1996, of Ryder Scott Company Petroleum Engineers, independent petroleum and natural gas consultants.

               23-C -The consent of Mark A. Cleaves, counsel to the Company, appears in their opinion which is filed as Exhibit 5 to this Registration Statement.

               24     -Powers of attorney.

               99     -The Columbia Gas System, Inc. Long-Term Incentive Plan.

ITEM 9

                UNDERTAKINGS

                    The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


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
                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle and State of Delaware on May 16, 1996.

                                  THE COLUMBIA GAS SYSTEM, INC.

                                  By //s// M. W. O'Donnell
                                     -------------------------------------
                                     M. W. O'Donnell, Senior Vice President and
                                                       Chief Financial Officer

                    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

- ----------------------------------------------------------------------------------------

Signature                 Title                              Date

- ----------------------------------------------------------------------------------------
Oliver G. Richard III     Director (Principal                May 16, 1996
                          Executive Officer)

Michael W. O'Donnell      Senior Vice President
                          (Principal Financial Officer)

Jeffrey W. Grossman       Vice President                     by:  //s//  M. W. O'Donnell
                          (Principal Accounting Officer)          ----------------------
                                                                    (M. W. O'Donnell,
                                                                    Attorney- in Fact)
Richard F. Albosta        Director

Robert H. Beeby           Director

Wilson K. Cadman          Director

James P. Heffernan        Director

Donald P. Hodel           Director

Malcolm T. Hopkins        Director

Malcolm Jozoff            Director

William E. Lavery         Director

Gerald E. Mayo            Director

Dr. Douglas E. Olesen     Director

Ernesta G. Procope        Director

James R. Thomas, II       Director

William R. Wilson         Director


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
                                  EXHIBIT INDEX

          Reference is made in the two right hand columns below to those exhibits which have heretofore been filed with the Commission. Exhibits so referred to are incorporated herein by reference.

                                                                                                                  Reference

No.                                                                                                     File No.             Exhibit
- ---                                                                                                     --------             -------
4-A     -The Columbia Gas System, Inc. Restated Certificate of Incorporation dated as of                1-1098               3-A
        November 28, 1995.

4-B     -Indenture dated as of November 28, 1995 between the Company and Marine Midland                 33-64555             4-S
        Bank, Trustee

4-C     -First Supplemental Indenture dated as of November 28, 1995 between the Company                 33-64555             4-T
        and Marine Midland Bank, Trustee.

4-D     -Second Supplemental Indenture dated as of November 28, 1995 between the Company                33-64555             4-U
        and Marine Midland Bank, Trustee.

4-E     -Third Supplemental Indenture dated as of November 28, 1995 between the Company                 33-64555             4-V
        and Marine Midland Bank, Trustee.

4-F     -Fourth Supplemental Indenture dated as of November 28, 1995 between the Company                33-64555             4-W
        and Marine Midland Bank, Trustee.

4-G     -Fifth Supplemental Indenture dated as of November 28, 1995 between the Company                 33-64555             4-X
        and Marine Midland Bank, Trustee.

4-H     -Sixth Supplemental Indenture dated as of November 28, 1995 between the Company                 33-64555             4-Y
        and Marine Midland Bank, Trustee.

4-I     -Seventh Supplemental Indenture dated as of November 28, 1995 between the Company               33-64555             4-Z
        and Marine Midland Bank, Trustee.

5*      -Opinion of Mark A. Cleaves with respect to the legality of the Common Stock to be issued pursuant to the Plan.

23-A*   -Written consent of Arthur Andersen LLP, independent public accountants dated May
        16, to the incorporation by reference of their report which is included, or incorporated by reference, in the Company's Annual Report on Form 10-K.

23-B    -Letter report, dated January 29, 1996 and the written consent to the filing and use of         1-1098               23-A
        information contained in such letter report in Reports and Registration Statement filed during 1996, of Ryder Scott Company Petroleum Engineers, independent petroleum and natural gas consultants

23-C*   -The consent of Mark A. Cleaves, counsel to the Company, appears in his opinion which is filed as Exhibit 5 to this Registration Statement.

24*     -Powers of attorney.

99*     -The Columbia Gas System, Inc. Long-Term Incentive Plan


- -------------
*Filed herewith




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